SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Check the appropriate box:
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☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12
Diamond Hill Investment Group, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other than the Registrant)
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Diamond Hill Investment Group, Inc.
325 John H. McConnell Boulevard, Suite 200
Columbus, Ohio 43215

April 9, 2009

Dear Shareholders:

We cordially invite you to attend the 2009 Annual Meeting of Shareholders of Diamond Hill Investment Group, Inc. (the “Company”), to be held at the Founders Club at Nationwide Arena located at 200 West Nationwide Boulevard, Columbus, Ohio 43215, on Thursday, May 21, 2009, at 2:00 p.m. Eastern Daylight Savings Time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company and directors and officers of the Company will be present to respond to any appropriate questions you may have. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares you own.

Sincerely,

R. H. Dillon
President & CEO

Diamond Hill Investment Group, Inc.
325 John H. McConnell Boulevard, Suite 200
Columbus, Ohio 43215

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2009

Notice is hereby given that the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of Diamond Hill Investment Group, Inc. (the “Company”), will be held at the Founders Club at Nationwide Arena located at 200 West Nationwide Boulevard, Columbus, Ohio 43215, on Thursday, May 21, 2009, at 2:00 p.m. Eastern Daylight Savings Time to consider and act upon the following matters:

1. To elect seven directors to serve on the Company’s Board of Directors; and

2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Action may be taken on the foregoing proposals at the Annual Meeting or at any adjournment of the Annual Meeting. The Board of Directors has fixed the close of business on April 2, 2009, as the record date for determination of the shareholders entitled to vote at the Annual Meeting and any adjournments thereof. You are requested to complete and sign the enclosed form of proxy, which is solicited by the Company’s Board of Directors, and to mail it promptly in the enclosed envelope. Alternatively, you may vote by phone by using the control number identified on your proxy or electronically over the Internet in accordance with the instructions on your proxy. Returning the enclosed proxy card, or transmitting voting instructions electronically through the Internet or by telephone, does not affect your right to vote in person at the Annual Meeting. If you attend the Annual Meeting, you may revoke your proxy and vote in person if your shares are registered in your name.

THE PROMPT RETURN OF YOUR PROXY WILL SAVE THE COMPANY THE EXPENSE OF MAKING FURTHER REQUESTS FOR PROXIES IN ORDER TO OBTAIN A QUORUM. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ALTERNATIVELY, REFER TO THE INSTRUCTIONS ON THE PROXY CARD TO TRANSMIT YOUR VOTING INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE.

By order of the Board of Directors

James F. Laird
Secretary

Columbus, Ohio
April 9, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2009:
The Proxy Statement and the Company’s 2008 Annual Report to Shareholders are available without charge at the following location:
http://www.diamond-hill.com/pdf/imr/proxy-annual-report-final-print.pdf

Diamond Hill Investment Group, Inc.
325 John H. McConnell Boulevard, Suite 200
Columbus, Ohio 43215

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
DIAMOND HILL INVESTMENT GROUP, INC.
TO BE HELD ON MAY 21, 2009

This Proxy Statement is being furnished to the shareholders of Diamond Hill Investment Group, Inc., an Ohio corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use at the Company’s 2009 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 21, 2009, and any adjournment thereof. A copy of the Notice of Annual Meeting accompanies this Proxy Statement. This Proxy Statement and the enclosed proxy are first being mailed to shareholders on or about April 9, 2009. Only shareholders of record at the close of business on April 2, 2009, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting.

The purposes of this Annual Meeting are:

(1) To elect seven directors for one-year terms each; and

(2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Those common shares represented by (i) properly signed proxy cards or (ii) properly authenticated voting instructions recorded electronically over the Internet or by telephone, and that are received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting as directed by the shareholders. If a shareholder submits a valid proxy and does not specify how the common shares should be voted, they will be voted FOR the election of Lawrence E. Baumgartner, R. H. Dillon, David P. Lauer, Dr. James G. Mathias, David R. Meuse, Diane D. Reynolds and Donald B. Shackelford as directors of the Company. The proxies will use their best judgment regarding any other matters that may properly come before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2009:
The Proxy Statement and the Company’s 2008 Annual Report to Shareholders are available without charge at the following location:
http://www.diamond-hill.com/pdf/imr/proxy-annual-report-final-print.pdf

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	When and where will the Annual Meeting take place?

A:	The Annual Meeting will be held at the Founders Club at Nationwide Arena located at 200 West Nationwide Boulevard, Columbus, Ohio 43215, on Thursday, May 21, 2009, at 2:00 p.m. Eastern Daylight Savings Time. Shareholders may also listen live to the Annual Meeting via audio conference by calling 800-447-0521 [use confirmation code 24232525 when prompted] and can view presentation materials in the “News and Updates” section of the Company’s website, http://www.diamond-hill.com.

Q:	What may I vote on?

A:	You may vote on the election of the seven director nominees.

Q:	How does the Board recommend I vote?

A:	The Board recommends that you vote FOR the election of the seven nominees.

Q:	What do I need to do now?

A:	After carefully reading this Proxy Statement, indicate on the enclosed proxy card how you want your shares to be voted and sign and mail the proxy promptly in the enclosed envelope. Alternatively, you may vote by phone by using the control number identified on your proxy, or vote electronically over the Internet in accordance with the instructions on your proxy. The deadline for transmitting voting instructions electronically over the Internet or telephonically is 11:59 p.m., Eastern Daylight Savings Time, on May 20, 2009. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ voting instructions have been properly recorded. If you vote by phone or over the Internet you do not need to return a proxy card. You should be aware that if you vote over the Internet or by phone, you may incur costs associated with electronic access, such as usage charges from Internet service providers and telephone companies.

Q:	What does it mean if I get more than one proxy card?

A:	If your shares are registered differently and are in more than one account, you will receive more than one proxy card. If you intend to vote by mail, sign and return all proxy cards to ensure that all your shares are voted. If you are a record holder and intend to vote by telephone or over the Internet, you must do so for each individual proxy card you receive.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Many shareholders are beneficial owners, meaning they hold their shares in “street name” through a stockbroker, bank or other nominee. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. For shares registered directly in your name with the Company’s transfer agent, you are considered the shareholder of record and we are sending this Proxy Statement and related materials directly to you. As a shareholder of record, you have the right to vote in person at the Annual Meeting or you may grant your proxy directly to the Company by completing, signing and returning the enclosed proxy card, or transmitting your voting instructions over the Internet or by phone.

Beneficial Owner. For shares held in “street name,” you are considered the beneficial owner and this Proxy Statement and related materials are being forwarded to you by your broker or other nominee, who is the shareholder of record. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote your shares. Your broker or nominee will provide you with information on the procedures you must follow to instruct the record holder how to vote your shares or how to revoke previously given voting instructions.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will vote your shares in the manner you instruct and you should follow the voting instructions provided to you by your broker. However, if you do not provide voting instructions to your broker, it may vote your shares in its discretion on certain “routine” matters. The election of directors is considered routine and if you do not submit voting instructions, your broker may choose, in its discretion, to vote or not vote your shares on the nominees for director.

Q:	May I revoke my proxy or change my vote after I have mailed a proxy card or voted electronically over the Internet or by telephone?

A:	Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. If you are the record holder of the shares, you can do this in three ways:

• send a written statement that you would like to revoke your proxy, which we must receive prior to the Annual Meeting;

• send a newly signed and later-dated proxy card, which must be received prior to the Annual Meeting, or submit later-dated electronic voting instructions over the Internet or by telephone no later than 11:59 p.m. on May 20, 2009; or

• attend the Annual Meeting and revoke your proxy in person prior to the start of voting at the Annual Meeting or vote in person at the Annual Meeting (attending the Annual Meeting will not, by itself, revoke your proxy or a prior Internet or telephonic vote).

If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker or nominee, and you should review the instructions provided by your broker or nominee to determine the procedures you must follow.

Q:	Can I vote my shares in person at the Annual Meeting?

A:	You may vote shares held of record in person at the Annual Meeting. If you choose to attend, please bring the enclosed proxy card or proof of identification. If you are a beneficial owner and you wish to attend the Annual Meeting and vote in person, you will need a signed proxy from your broker or other nominee giving you the right to vote your shares at the Annual Meeting.

Q:	How will my shares be voted if I submit a proxy without voting instructions?

A:	If you submit a proxy and do not indicate how you want to vote, your proxy will be voted FOR the election of the seven director nominees.

Q:	Who can answer my questions about how I can submit or revoke my proxy or vote by phone or via the Internet?

A:	If you are a record shareholder and have more questions about how to submit your proxy, please call James F. Laird, Secretary, at (614) 255-3353. If you are a beneficial owner, you should contact your broker or other nominee to determine the procedures your must follow.

THE ANNUAL MEETING

The Annual Meeting will be held at the Founders Club at Nationwide Arena located at 200 West Nationwide Boulevard, Columbus, Ohio 43215, on Thursday, May 21, 2009, at 2:00 p.m. Eastern Daylight Savings Time. The purposes of the Annual Meeting are (i) to elect seven directors to serve for one-year terms; and (ii) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof. The Company is currently not aware of any other matters that will come before the Annual Meeting.

PROCEDURAL MATTERS

Record Date

Only shareholders of record at the close of business on April 2, 2009, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. As of the record date, there were 2,593,762 of common shares outstanding and entitled to vote at the Annual Meeting.

Proxy

Your shares will be voted at the Annual Meeting as you direct on your signed proxy card or in your telephonic or Internet voting instructions. If you submit a proxy without voting instructions, it will be voted FOR the election of Lawrence E. Baumgartner, R. H. Dillon, David P. Lauer, Dr. James G. Mathias, David R. Meuse, Diane D. Reynolds and Donald B. Shackelford as directors of the Company. The proxies will vote in their discretion on any other matters that may properly come before the Annual Meeting.

Voting

Each outstanding share may cast one vote on each separate matter of business properly brought before the Annual Meeting. A plurality of the votes duly cast is required for the election of directors, and the seven nominees receiving the most votes will be elected. Boxes and a designated space are provided on the proxy card for shareholders to mark if they wish to withhold authority to vote for one or more nominees. If you hold shares in street name, the Board encourages you to instruct your broker or other nominee as to how to vote your shares.

A shareholder voting in the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to (i) the number of directors to be elected (seven), multiplied by (ii) the number of shares held by the shareholder, or may distribute such shareholder’s total votes among as many candidates as the shareholder may select. However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to voting and a shareholder has given us notice at least 48 hours prior to the Annual Meeting of the intention to cumulate votes. The proxies the Company is soliciting include the discretionary authority to cumulate votes. If cumulative voting occurs at the Annual Meeting, the proxies intend to vote the shares represented by proxy in a manner to elect as many of the seven director nominees as possible. Cumulative voting only applies to the election of directors. On any other matter each share has one vote.

Abstentions; Broker Non-Votes; Effect

Shares held in street name and not voted by broker-dealers are referred to as broker “non-votes.” However, broker-dealers who hold their customers’ shares in street name may, under the applicable rules of the self-regulatory organizations of which they are members, vote the shares they hold for beneficial owners on routine matters. The election of directors is considered routine. Because a plurality of the votes duly cast is required for the election of directors, neither abstentions nor broker non-votes will have any impact on the election of directors.

Quorum

The Company can conduct business at the Annual Meeting only if a quorum, consisting of at least the holders of a majority of our outstanding shares entitled to vote, is present, either in person or by proxy. Abstentions and broker non-votes will be counted in determining whether a quorum is present. In the event that a quorum is not present at the time the Annual Meeting is convened, a majority of the shares represented in person or by proxy may adjourn the Annual Meeting to a later date and time, without notice other than announcement at the Annual Meeting. At any such adjournment of the Annual Meeting at which a quorum is present, any business may be transacted which might have been transacted at the Annual Meeting as originally called.

Solicitation; Expenses

The Company will pay all expenses of the solicitation of the proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the Notice, form of proxy and Proxy Statement, postage for return envelopes, the handling and expenses for tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners. The Company will not pay any electronic access charges associated with Internet or telephonic voting incurred by a shareholder. Company officers, directors and employees may also solicit proxies in person or by telephone, facsimile or e-mail.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and you should not rely on any such information or representation. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this Proxy Statement.

Requests for Proxy Statement and Annual Report on Form 10-K; Internet Availability

The Company’s Annual Report on Form 10-K for the year ended December 31, 2008, including audited consolidated financial statements, accompanies this Proxy Statement but is not a part of the proxy solicitation material. The Company is delivering a single copy of this Proxy Statement and the Form 10-K to multiple shareholders sharing an address unless the Company has received instructions from one or more of the shareholders to the contrary. The Company will promptly deliver a separate copy of the Proxy Statement and/or Form 10-K, at no charge, upon receipt of a written or oral request by a record shareholder at a shared address to which a single copy of the documents was delivered. Written or oral requests for a separate copy of the documents, or to provide instructions for delivery of documents in the future, may be directed to James F. Laird, Secretary of the Company, at 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215.

Additionally, this Proxy Statement and our Annual Report on Form 10-K are available free of charge at http://www.diamond-hill.com/pdf/imr.proxy-annual-report-final-print.pdf.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common shares are the only outstanding securities. The following table sets forth, as of April 2, 2009, certain information concerning share ownership and the percentage of voting power (assuming exercise of all options which are currently exercisable or that will be exercisable in the next 60 days) of (a) all persons known by the Company to own beneficially five percent or more of the outstanding shares, (b) each director and director nominee, (c) the Chief Executive Officer and Chief Financial Officer (each, a “Named Executive Officer”), and (d) the executive officers and directors as a group. Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares, which are shown as beneficially owned by them.

	Amount and Nature of Beneficial Ownership
			Common Shares
			Which Can Be
			Acquired
	Common		Upon Exercise of
	Shares		Options or
	Presently		Warrants Exercisable		Percent of
Name and Address of Beneficial Owner	Held		Within 60 Days	Total	Class(2)

Directors and Named Executive Officers(1)
Lawrence E. Baumgartner	996		—	996	**
R. H. Dillon	186,514	(3)	—	186,514	7.2%
James F. Laird	63,897	(4)	—	63,897	2.5%
David P. Lauer	5,017		—	5,017	**
Dr. James G. Mathias	35,152		4,000	39,152	1.5%
David R. Meuse	40,235		—	40,235	1.5%
Diane D. Reynolds	2,517		—	2,517	**
Donald B. Shackelford	6,537		—	6,537	**
All directors and executive officers as a group (7 persons)	340,865		4,000	344,865	13.3%
5% Beneficial Owners
Ascend Advisory Group, LLC(5)	343,927		—	343,927	13.2%
7600 Olentangy River Rd. Suite 200 Columbus, Ohio 43235
Bares Capital Management, Inc.(6)	179,819		—	179,819	6.9%
221 W. 6th Street Suite 1225 Austin, Texas 7870
Arrow Capital Management, LLC(7)
Alexandre von Furstenberg(7)
Mel Serure(7)	140,498		—	140,498	5.4%
499 Park Avenue New York, New York 10022

**	Represents ownership of less than 1% of our outstanding common shares.

(1)	Each officer and director may be reached at 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215.

(2)	The percent of class is based upon (a) the number of shares owned by the named person plus the number of shares the named person has the right to acquire upon the exercise of options or warrants exercisable within 60 days of April 2, 2009, divided by (b) the total number of shares which are issued and outstanding as of April 2, 2009 (2,593,762 shares), plus the total number of shares, if any, the named person has the right to acquire upon the exercise of options or warrants exercisable within 60 days of April 2, 2009.

(3)	Includes 841 shares held in the Company’s 401(k) plan, over which the Trustees of the 401(k) Plan possess the voting power and which are subject to restrictions on the power to dispose of these shares.

(4)	Includes 1,698 shares held in the Company’s 401(k) plan, over which the Trustees of the 401(k) Plan possess the voting power and which are subject to restrictions on the power to dispose of these shares.

(5)	Based on information contained in a Schedule 13G/A, Amendment No. 2, filed with the Securities and Exchange Commission (“SEC”) on February 23, 2009, by Ascend Advisory Group, LLC. In this Schedule 13G/A, Ascend Advisory Group, LLC reported shared dispositive power over 343,927 shares.

(6)	Based on information contained in a Schedule 13G/A, Amendment No. 2, filed with the SEC on February 13, 2009, by Bares Capital Management, Inc. In this Schedule 13G/A, Bares Capital Management, Inc. reported shared voting and shared dispositive power over 178,027 shares, and sole voting and sole dispositive power over 1,512 shares.

(7)	Based on information contained in a Schedule 13G/A, Amendment No. 2 filed with the SEC on February 12, 2009, by Arrow Capital Management, LLC, Alexandre von Furstenberg and Mel Serure. In this Schedule 13G/A, Arrow Capital Management, LLC and Alexandre von Furstenberg each reported shared voting and shared dispositive power over 140,498 shares, and Mel Serure reported shared voting and shared dispositive power over 137,948 shares.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Board guides the strategic direction and oversees management. All of the Company’s directors are elected annually. The Board is currently comprised of Lawrence E. Baumgartner, R. H. Dillon, David P. Lauer, Dr. James G. Mathias, David R. Meuse, Diane D. Reynolds and Donald B. Shackelford, each of whom has been nominated for reelection to the Board to hold office for terms expiring at the next annual meeting of shareholders and when their successors are duly elected and qualified.

The Board has determined that, with the exception of Mr. Dillon, all of the current directors are independent under the rules and independence standards of the Securities and Exchange Commission (the “SEC”) and The NASDAQ Stock Market (“NASDAQ”). There are no family relationships among the directors and executive officers of the Company.

A proposal to elect these seven nominees will be presented to the shareholders at the Annual Meeting. Information regarding the nominees, including their ages, length of service on the Board, where applicable, and relevant business experience for the past five years is set forth below.

		Position(s) Held	Director of
		with the	the Company	Nominee
		Company and	Continuously	for Term
Nominee	Age	Principal Occupation(s)	Since	Expiring in

Lawrence E. Baumgartner	50	Private investor since December 2004. Chief Investment Officer of equity securities for Banc One Investment Advisors from February 2003 until December 2004 responsible for management of more than $37 billion in assets. Mr. Baumgartner also holds the Chartered Financial Analyst designation.(1)	2008	2010
R.H. Dillon	52	President and CEO of the Company since 2000; Director of the Company; Chief Investment Officer of Diamond Hill Capital Management, Inc., a wholly-owned subsidiary of the Company. Mr. Dillon also holds the Chartered Financial Analyst designation.(2)	2001	2010
David P. Lauer, CPA	66	Director of the Company; Self-employed Certified Public Accountant since 2001; President and Chief Operating Officer of Bank One — Columbus, NA from June 1997 until his retirement in January 2001; Certified Public Accountant since 1968(3)	2002	2010
Dr. James G. Mathias	56	Director of the Company; Veterinarian and owner of Tipp City Veterinary Hospital and Wellness Center since 1988	1993	2010

		Position(s) Held	Director of
		with the	the Company	Nominee
		Company and	Continuously	for Term
Nominee	Age	Principal Occupation(s)	Since	Expiring in

David R. Meuse	63	Director of the Company; Principal of Stonehenge Financial Holdings, Inc., Columbus, Ohio, investment bankers, since 1999(4)	2000	2010
Diane D. Reynolds	49	Director of the Company; Partner with the law firm of Taft, Stettinius & Hollister LLP since June 2006; General Counsel of Estate Information Services, LLC and of counsel with Taft, Stettinius & Hollister LLP from June 2005 to June 2006; Partner with Taft, Stettinius & Hollister LLP from 2004 to 2005; Partner with the law firm of Benesch, Friedlander, Coplan & Aronoff, LLP from 2000 to 2004	2001	2010
Donald B. Shackelford	76	Director of the Company; Chairman of the Board of Fifth Third Bank, Central Ohio (successor to State Savings Bank) since 1998(5)	2005	2010

(1)	Mr. Baumgartner also serves on the Investment Committee of the Columbus Foundation and the Columbus Zoo and Aquarium Endowment.

(2)	Mr. Dillon also serves on the boards of Ohio Dominican University, CAPA, and A Call to College.

(3)	Mr. Lauer also serves on the boards of Evans Capital Corp., Huntington Bancshares, R. G. Barry Corporation, On-Line Computer Library, and W.W. Williams Company.

(4)	Mr. Meuse also serves on the boards of Diamond Cellar, Safe Auto Financial Corporation, State Auto Financial Corporation, ORIX USA Corporation, The Columbus Foundation, The Columbus Partnership, Kenyon College, Stonehenge Financial Holdings, Inc., and Stonehenge Securities, Inc.

(5)	Mr. Shackelford also serves on the boards of The Progressive Corporation, Granville Golf Course Company, Heads & Threads International, LLC, and Lowell Group.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF LAWRENCE E. BAUMGARTNER, R. H. DILLON, DAVID P. LAUER, DR. JAMES G. MATHIAS, DAVID R. MEUSE, DIANE D. REYNOLDS AND DONALD B. SHACKELFORD AS DIRECTORS OF THE COMPANY.

CORPORATE GOVERNANCE

The Board held a total of five meetings during the year ended December 31, 2008. The Board has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee. Each director attended at least 75% of the aggregate of (a) the total number of Board meetings held during the period for which he or she has been a director during the last fiscal year, and (b) the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served during the last fiscal year.

Director Independence

The Board has determined that, with the exception of Mr. Dillon, (i) none of the directors has any relationship with the Company that would interfere with carrying out the duties of a director and (ii) all of the directors are independent under the rules and independence standards of the SEC and NASDAQ. In making its determination, the Board did not consider any relationships between the Company and any independent directors that are not disclosable under Item 404 of SEC Regulation S-K.

Director Nomination Process

On February 26, 2009, the Board established a Nominating Committee. Since the Company previously had no Nominating Committee, for past years and in determining the nominees for this Annual Meeting all the directors participated in the consideration of director nominees, with nominees recommended for the Board’s selection by a majority of independent directors. All directors, other than Mr. Dillon, are independent under the rules and independence standards of the SEC and NASDAQ. The Board used certain criteria to assess potential directors, including significant skill and experience in financial services, investments, accounting, marketing, operations, legal matters or in other areas that are important to the Company’s success.

The Board has not established a formal process for identifying and evaluating nominees due to its desire to approach the nominations process according to the composition of the Board at the time. However, the process for identifying and evaluating nominees is generally as follows: In the case of an incumbent director whose term of office is set to expire, the Board reviews the director’s overall service to the Company during his or her term, including the number of meetings attended, level of participation and quality of performance. In the case of new director candidates, the Board determines whether the nominee is independent and whether the new director must be independent for us to remain in compliance with NASDAQ rules. Incumbent directors will be nominated for reelection or, if the Board feels a new director is necessary or desirable, it will use its network of contacts to compile a list of potential candidates. The Board then meets to discuss and consider each candidate’s qualifications, and the independent directors choose the nominees by majority vote.

The Board does not currently have any specific policies regarding the consideration of director candidates recommended by shareholders and will consider shareholder recommendations for directors using the process and criteria set forth above. Now that the Board has established a standing Nominating Committee, this Committee will direct the Company’s director nomination process. It is expected that certain aspects of this process will change, although the Nominating Committee has not changed anything as of the date of this Proxy Statement. Further, the Nominating Committee may, in its discretion, adopt policies in the future regarding the consideration of director candidates recommended by shareholders. Shareholder recommendations for Board candidates must be directed in writing to the Company at 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215, Attention: Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and us within the last three years, and evidence of the recommending person’s ownership of our common shares.

Executive Committee

The Executive Committee is authorized, when it is not practical or in the Company’s best interest to wait until a Board meeting, to take any and all actions or incur any obligations which could be taken by the full Board. The members of the Executive Committee as of December 31, 2008, were Mr. Meuse and Dr. Mathias. The Executive Committee did not meet during the year ended December 31, 2008.

Audit Committee

The Audit Committee engages the independent registered public accounting firm and reviews and approves the scope and results of any outside audit of the Company and the fees therefore and generally oversees the Company’s auditing and accounting matters. The Audit Committee also reviews all related person transactions for potential conflicts of interest situations on an ongoing basis, and all such transactions are approved by the Audit Committee. Additional information on the approval of related person transactions is available under the heading “Certain Relationships and Related Person Transactions” below. The Audit Committee’s responsibilities are outlined further in its written charter, a copy of which is available on the “Investor Relations” page of the Company’s website, http://www.diamond-hill.com.

The Audit Committee is comprised of Mr. Lauer, Dr. Mathias and Ms. Reynolds, each of whom qualifies as independent under the rules and independence standards of the SEC and NASDAQ. The Board has determined that Mr. Lauer, the Chair of the Audit Committee, is a “financial expert” as defined by applicable SEC rules. The Audit Committee met four times during the year ended December 31, 2008, and its report relating to the Company’s 2008 fiscal year appears below under the heading “AUDIT COMMITTEE MATTERS.”

Compensation Committee

The Compensation Committee is comprised of Mr. Baumgartner, Mr. Shackelford and Ms. Reynolds, each of whom is independent under NASDAQ and SEC rules, is a “non-employee” director under SEC rules and is an “outside director” under applicable tax laws. Mr. Shackelford serves as the Chair of the Compensation Committee. The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board, a copy of which is available on the “Investor Relations” page of the Company’s website, http://www.diamond-hill.com.

The Compensation Committee reviews and approves the Company’s executive compensation policy, evaluates the performance of the Company’s executive officers in light of corporate goals and objectives approved by the Compensation Committee, approves the annual salary, bonus, stock grants and other benefits, direct and indirect, of our other senior employees, makes recommendations to the full Board with respect to incentive-compensation plans and equity-based plans and determines director and committee member/chair compensation for non-employee directors. The Compensation Committee also administers the Company’s equity and other incentive plans. The Compensation Committee met three times during the 2008 fiscal year. A description of the Company’s processes and procedures for the consideration and determination of executive officer compensation are discussed under the heading “Compensation Discussion and Analysis” below.

Nominating Committee

The Nominating Committee was established on February 26, 2009, and therefore, did not meet during the 2008 fiscal year. Mr. Baumgartner, Mr. Meuse, and Mr. Shackelford serve on our Nominating Committee, all of whom the Board of Directors has determined are independent. Among the committee’s responsibilities are evaluating and recommending to the Board director nominees, and overseeing procedures regarding shareholder nominations and other communications to the Board. The Nominating Committee is organized and conducts its business pursuant to a written charter adopted by the Board, a copy of which is available on the “Investor Relations” page of the Company’s website, http://www.diamond-hill.com.

Director Compensation

Director compensation is reviewed and approved by the Compensation Committee, and approved by the full Board of Directors. During the 2008 fiscal year, the non-employee directors received an annual retainer of $30,000, which was paid entirely in common shares, and an additional quarterly cash retainer of $2,000. The Chairs of the Board, Audit Committee and Compensation Committee each receive an additional quarterly cash retainer of $1,250. Members of each Committee, including the Chairs, received $1,000 for each meeting attended in person or by phone.

The following table sets forth information regarding the compensation paid to the directors during 2008. Mr. Dillon, President and Chief Executive Officer, does not receive any compensation for his service as a director.

					Change in
					Pension Value
					and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash(1)	Awards(2)	Awards	Compensation	Earnings	Compensation	Total

Lawrence E. Baumgartner	$5,000	$17,500	—	—	—	—	$22,500
David P. Lauer	$19,000	$30,000	—	—	—	—	$49,000
David R. Meuse	$13,000	$30,000	—	—	—	—	$43,000
Dr. James G. Mathias	$12,000	$30,000	—	—	—	—	$42,000
Diane D. Reynolds	$15,000	$30,000	—	—	—	—	$45,000
Donald B. Shackelford	$16,000	$30,000	—	—	—	—	$46,000

(1)	Consists of cash retainer fees of $5,000 for the Chairs of the Board, Audit Committee and Compensation Committee, quarterly cash retainers of $2,000 for each board member, and per Committee meeting fees of $1,000.

(2)	The amount shown is the expense, determined under Statement of Financial Accounting Standards No. 123R (“FAS 123R”), incurred and recognized in the financial statements in 2008 for awards granted to the Company’s directors. On January 18, 2008, each director, with the exception of Mr. Baumgartner, received a grant of 428 shares for service as a non-employee director, which had a value of $30,000 based on the market price of the shares on that date. On May 21, 2008, Mr. Baumgartner received a grant of 189 shares for service as a non-employee director, which had a value of $17,500 based on the market price of the shares on that date. Mr. Baumgartner became a director on May 21, 2008, and his grant represents a pro-rated amount of the annual retainer. These shares were granted under the 2005 Employee and Director Equity Incentive Plan. For more information on the expensing of these awards, please see note 5 to the consolidated financial statements contained in Form 10-K for the year ended December 31, 2008.

Communications Between Shareholders and the Board

Given the Company’s relatively small size, the relatively small number of record shareholders, and the Board’s consistent practice of being open to receiving direct communications from shareholders, the Board believes that it is not necessary to implement, and the Company does not have, a formal process for shareholders to send communications to the Board. The Company’s practice is to forward any communication addressed to the full Board to the Chairman, to a group of directors to a member of the group, or to an individual director, to that person.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of the Company or has had any relationship requiring disclosure by us under Item 404 of SEC Regulation S-K. In addition, no member of the Compensation Committee or Board is employed by a company whose board of directors includes a member of our management.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees, a copy of which is filed as an exhibit to Form 10-K filed with the SEC.

Director Attendance at Annual Meetings

The Company does not have a formal policy regarding director attendance at annual meetings of shareholders, although all directors are encouraged to attend. All directors attended the 2008 Annual Meeting of Shareholders.

Director Attendance at Board and Committee Meetings

The table below summarizes each Director’s attendance at Board and Committee meetings during 2008.

					Compensation
	Board		Audit Committee		Committee
	Held	Attended	Held	Attended	Held	Attended

Lawrence E. Baumgartner(1)(2)	2	2	NA	NA	1	1
R. H. Dillon	4	4	NA	NA	NA	NA
David P. Lauer(2)	4	4	4	4	2	2
Dr. James G. Mathias	4	4	4	4	NA	NA
David R. Meuse	4	3	NA	NA	NA	NA
Dianne D. Reynolds	4	4	4	4	3	3
Donald B. Shackelford	4	4	NA	NA	3	3

(1)	Mr. Baumgartner was elected to the Board of Directors on May 22, 2008. He attended 100% of the Board meetings held subsequent to his election.

(2)	Mr. Baumgartner replaced Mr. Lauer on the Compensation Committee effective May 22, 2008. Mr. Baumgartner and Mr. Lauer both attended 100% of the Compensation Committee meetings held while they were members of the Committee.

NA — Board member was not a member of the respective committee.

Certain Relationships and Related Person Transactions

The Board recognizes that related person transactions present a heightened risk of conflicts of interest. The Company currently has no related person transactions reportable pursuant to Item 404(a) of SEC Regulation S-K, and has not had any such transactions in the recent past. As such, the Company does not believe it is necessary to have a written policy specifically dealing with related person transactions. The Audit Committee will review any potential related person transactions as they arise and are reported to the Board or the Audit Committee, regardless of whether the transactions are reportable pursuant to Item 404. No such transactions arose or were reviewed by the Audit Committee in 2008. For any related person transaction to be consummated or to continue, the Audit Committee must approve or ratify the transaction.

EXECUTIVE OFFICERS AND COMPENSATION INFORMATION

The following information describes the business experience during the past five years of James F. Laird, the Company’s only Named Executive Officer other than Mr. Dillon. Mr. Dillon’s experience is described above under the heading “PROPOSAL 1 — ELECTION OF DIRECTORS.” The Company has no executive officers other than our Named Executive Officers. Each Named Executive Officer devotes his full time and effort to the affairs of the Company, and is elected annually to serve at the pleasure of the Board, subject to the terms of applicable employment agreements. There are no arrangements or understandings between our Named Executive Officers and a significant employee and any other person pursuant to which such persons were elected.

		Position(s) Held
Named Executive Officer	Age	with the Company

James F. Laird	52	Chief Financial Officer and Treasurer of the Company since December 2001; President of Diamond Hill Funds since December 2001; Certified Public Accountant (inactive) and holder of several NASD licenses, including Series 7, 24 and 63.

Compensation Discussion and Analysis

Background.  The Company is in the investment management industry. Human capital is the most important resource in this industry. A balancing of the economics between owners and employees is always important, especially in an industry that is not capital intensive. The Company is heavily dependent on talented individuals, which are the Company’s most important resource. Attracting and retaining people can be more difficult, given the high percentage of a firm’s value-proposition which is attributable to key people.

The balancing effort is particularly challenging because the Company was essentially a start-up in May 2000, but yet had the unusual legacy of being a publicly owned company, in contrast to the industry norm of partnership-like structures for investment management firms of a similar size. The Company has been able to attract and retain quality people due to:

•	An investment-centric culture,

•	Ownership in the business,

•	Central Ohio location, and

•	Nationally competitive compensation.

Compensation, which is a critical element in a business so dependent on talented employees, is often directly related to firm profitability levels. This requires a balancing of the economics of the business between increasing the value of shares for shareholders and the retention and reward of the employees who generate the profits and are dedicated to client investment results. Industry norms are helpful benchmarks for evaluating the balancing effort. Additionally, the Company attempts to enact a thoughtful alignment of incentives that may pertain more so to the Company than others in the industry, because of the ownership structure. On a fully diluted basis, employees and directors own approximately 28% of the firm. In contrast, many competitor firms are owned entirely by their employees.

Compensation Program Objectives.  The Company seeks to attract and retain people with integrity, intelligence and energy. All employees are paid a competitive base salary, provided with competitive benefits and participate in an annual cash and equity incentive compensation program. The amount of individual incentive awards is based on an assessment of individual performance, while the amount of the overall available incentive pool is based on (i) overall firm investment and operating performance, (ii) market compensation data and (iii) the profitability of the firm compared to other investment management firms.

In addition to their annual incentive compensation, certain individuals were awarded options, warrants, restricted stock or a combination as an incentive to employment. Generally these awards vest over five years to promote employee retention and long-term employee ownership. The Company also seeks to increase the ownership percentage of all employees because it feels that will encourage all employees to act and think like owners. While compensation amounts differ depending upon position, responsibilities, performance and competitive data, the Company seeks to reward all employees with similar compensation components based on these same objectives.

Rewards Based on Performance.  The Company’s primary business objective is to meet its fiduciary duty to clients. Specifically, the focus is on long-term, five-year investment returns, with goals defined as rolling five-year periods in which client returns are sufficiently above relevant passive benchmarks, rank in the top quartile of similar investment strategies and absolute returns are sufficient for the risk associated with the asset class. The Company’s compensation program is designed to reward performance that supports these objectives. The Company’s second objective is to fulfill its fiduciary duty to shareholders by growing the intrinsic value of the business at an appropriate rate over time. To support that objective, the CEO and CFO are rewarded primarily on achieving fair and competitive operating profit margins. For those employees who are not a part of the investment team objectives vary but are consistent with rewarding individual performance that helps the Company meet its fiduciary duty to clients.

Elements of Compensation.  The Company provides a base salary paid in cash on a monthly basis; benefits including health care, dental, disability and 401k; and incentive compensation paid in a combination of cash and equity grants made pursuant to the 2005 Employee and Director Equity Incentive Plan. The Company does not pay any long-term deferred compensation to any employee, officer or director.

Rationale for Compensation Elements

•	Competitive base salary and benefits package is offered to all employees to attract them to join and remain with the Company.

•	In addition, the Company relies heavily on incentive compensation. The incentive plan is based on the operating profit of the Company, however, specific awards are based on individual contribution to investment and business results.

•	During the past four years the Company made incentive awards, largely in stock grants that vested immediately but are restricted from sale for a period of time. This was done to increase employee ownership and ensure employee’s interests were aligned with shareholders.

•	Equity awards are generally made in the form of fully-vested stock that is restricted from sale for a period of time. The Company believes that this approach matches the economic expense of the award with the period in which it was earned and further avoids the complex accounting involved with options and other awards that vest over time.

•	The Company encourages stock ownership by all employees and strives to increase employee ownership over time. To further this goal, the Company match in the 401k plan is made in stock vesting over each employee’s first six years with the Company. The Company does not, however, have a formal policy mandating stock ownership.

Summary of Compensation Objectives

•	The total incentive award for each individual meets the Company’s objective of paying a competitive total compensation for each individual.

•	Approximately 60% to 70% of total incentive awards are made with equity which helps to meet the Company’s objective of increasing employee ownership.

Determination of Incentive Compensation Amount.  The incentive pool is determined by the Compensation Committee and is based upon the target operating profit margin of the Company with an objective of generating operating profit margins consistent and competitive with others in the investment management business unless a lesser amount is mutually agreed upon by Mr. Dillon, CEO, and the Compensation Committee. The CEO, must have a maximum bonus opportunity of at least 20% of the incentive pool per terms of his employment agreement. Individual awards for members of the investment team are based on assessments of individual performance with a focus on investment results for the previous five years for each investment strategy. The CEO and CFO are rewarded based on achieving competitive operating profit margins targets. For employees not in the investment area objectives vary but generally are consistent with performance that helps in meeting the fiduciary duty to clients. Awards made to executives are based on performance-based agreements (“162(m) agreements”) and finalized by the Compensation Committee in executive sessions. Awards made to non-executives are determined by the CEO and CFO based on the specific criteria discussed above.

Competitor Compensation Data.  The Company does not benchmark our compensation against a defined peer group of companies, but instead participates in a comprehensive compensation survey with approximately 150 other investment management firms. Based on this survey, the Company attempts to make individual compensation competitive within the industry to attract and retain talent, while rewarding individual performance. The cash versus equity component of the awards are based upon an intent to increase employee ownership over the long-term and are biased in favor of stock grants versus stock options. In 2008 and 2007, stock grants were approximately 60% and70%, respectively, of the total incentive awards with the remaining amounts made in cash. Currently 100% of incentive awards are paid and vested on a current basis although the equity awards are restricted from sale for a period of time to further encourage long-term ownership. The Company believes that incentive awards related to performance in a particular year, or five years ended in a particular year, should be paid currently. This approach offers a better matching of the economics with performance as opposed to granting awards that vest in the future thus burdening future earnings with awards for past performance.

The Company has no formal policy to adjust prior incentive awards to reflect restatement or adjustment of financial results. The Company believes that due to the nature of our business material restatements or prior period adjustments to operating results are highly unlikely. Individual awards made under the plan are based on the factors discussed above and may increase or decrease materially from year to year consistent with similar changes in the relevant factors such as profitability and individual performance. The Company gives no weight to the economic impact of prior awards in making current awards. Awards each year stand on their own.

The Compensation Committee and senior management, in reviewing both the annual business and the current client investment climate, reached agreement that the top three paid executives would receive lower total compensation in 2008 than in 2007. One result of this decision was to enable younger members of the firm to attain moderately increased compensation.

Post Employment Payments.  Only the CEO has an employment contract which provides for payments upon termination of employment. The maximum payment is one year’s salary, one year’s incentive bonus and a prorated bonus the year of termination. More information on the employment agreement with our CEO and termination payments thereunder is set forth under the heading “Employment Agreements and Change in Control Benefits.”

Compensation Committee Processes and Procedures.  The Compensation Committee meets periodically to review and determine achievement of performance objectives that were established at the beginning of the year. Additionally the committee meets in February and March of each year to establish new objectives for the current year. Management is present for a portion of most committee meetings; however, the committee always holds an executive session without management present to discuss relevant goals and bonus opportunity amounts.

Report Of The Compensation Committee

The Board’s Compensation Committee has submitted the following report for inclusion in this Proxy Statement:

We have reviewed and discussed the Compensation Disclosure and Analysis contained in this Proxy Statement with management. Based on such review and discussions, we recommended that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

Donald B. Shackelford, Chairman
Lawrence E. Baumgartner
Diane D. Reynolds, Esq.

Executive Compensation Information

Summary Compensation Table.  The following table sets forth the compensation paid to or earned by Mr. Dillon and Mr. Laird during 2008, 2007 and 2006. The Company has no other executive officers. Additional information on the elements of compensation included in the table below, including a discussion of the amounts of certain components of compensation in relation to others, is available under the heading “Compensation Discussion and Analysis” above.

								Change in
								Pension Value and
							Non-Equity	Nonqualified
Name and					Stock		Incentive Plan	Deferred	All Other
Principal					Awards	Option	Compensation	Compensation	Compensation
Position	Year	Salary	Bonus		(1)	Awards	(2)	Earnings	(3)	Total

R.H. Dillon	2008	$360,000	—		$929,750	—	$1,150,250	—	$27,600	$2,467,600
President and	2007	$360,000	—		$1,750,000	—	$740,000	—	$27,000	$2,877,000
Chief Executive Officer	2006	$360,000	$640,000	(4)	$2,457,750	—	$352,250	—	$26,400	$3,836,400
James F. Laird	2008	$200,000	—		$350,000	—	$170,000	—	$24,000	$744,000
Secretary, Treasurer and Chief	2007	$180,000	—		$475,000	—	$147,500	—	$21,600	$824,100
Financial Officer	2006	$180,000	—		$560,000	—	$160,000	—	$21,600	$921,600

(1)	The amount shown is the expense, determined under FAS 123R, incurred and recognized in the Company’s financial statements for shares awarded to Messrs. Dillon and Laird under the 2005 Employee and Director Equity Incentive Plan as partial payment for amounts earned under our 2008, 2007 and 2006 annual incentive plans. For satisfaction of performance goals in 2008, on February 23, 2009, Mr. Dillon and Mr. Laird were awarded 25,000 and 9,411, respectively, fully-vested shares that are restricted from sale for one year. For satisfaction of performance goals in 2007, on January 18, 2008, Mr. Dillon and Mr. Laird were awarded 25,000 and 6,786, respectively, fully-vested shares that are restricted from sale for one year. For satisfaction of performance goals in 2006, (i) Mr. Dillon was awarded on January 31, 2007, 25,000 fully-vested shares that are restricted from sale for three years, and (ii) Mr. Laird was awarded on January 31, 2007, 2,797 fully-vested shares that are restricted from sale for one year and 1,678 fully-vested shares that are restricted from sale for three years, and on February 14, 2007, was awarded 1,137 fully-vested shares that are restricted from sale for three years. For more information on the expensing of these awards, please see note 5 to the consolidated financial statements contained in Form 10-K for the year ended December 31, 2008.

(2)	Represents cash awards paid to Messrs. Dillon and Laird as partial payment for amounts earned under our 2008, 2007 and 2006 annual incentive plans. For more information on our annual incentive compensation program, please see the information above under the heading “Compensation Discussion and Analysis.”

(3)	Consists of the value of our matching contributions to Mr. Dillon’s and Mr. Laird’s accounts under the Company’s 401k plan. This contribution is made only in shares of the Company and the amount is based on the fair market value of our shares on the date of contribution.

(4)	Represents a discretionary cash bonus paid to Mr. Dillon for 2006.

Grants of Plan Based Awards.  The following table sets forth information regarding annual incentive plan awards to each of the Named Executive Officers for the year ended December 31, 2008.

												All Other	All Other
												Stock	Option		Grant
												Awards:	Awards:	Exercise	Date Fair
		Estimated Possible Payouts Under					Estimated Possible Payouts					Number of	Number of	Or Base	Value of
		Non-Equity Incentive Plan					Under Equity Incentive					Shares of	Securities	Price of	Stock and
	Grant	Awards(2)					Plan Awards(2)					Stock or	Underlying	Option	Option
Name	Date(1)	Threshold		Target	Maximum		Threshold		Target	Maximum		Units	Options	Awards	Awards

Mr. Dillon	3/25/08	$1	(3)	—	$2,600,000	(3)	—		—	—		—	—	—	—
	3/25/08	—		—	—		$1	(4)	—	$2,600,000	(4)	—	—	—	—
Mr. Laird	3/25/08	$1	(3)	—	$650,000	(3)	—		—	—		—	—	—	—
	3/25/08	—		—	—		$1	(4)	—	$650,000	(4)	—	—	—	—

(1)	On March 25, 2008, the Company entered into participation agreements with Messrs. Dillon and Laird under the 2006 Performance-Based Compensation Plan. The performance period for these awards was the 2008 fiscal year. These awards were granted in accordance with Section 162(m) of the Internal Revenue Code so amounts paid are deductible by the Company as performance-based compensation. The performance conditions applicable to these awards are discussed in the “Compensation Discussion and Analysis” above. Although amounts awarded under the 2006 Performance-Based Compensation Plan are denominated in dollars, once such amounts are earned, they are paid, at the discretion of the Compensation Committee, in both cash and in shares of the Company.

(2)	Because the amount of the award ultimately earned is based on the satisfaction of performance criteria, partial satisfaction could result in a payment as little as $1, ranging to the maximum depending on the extent to which the performance goals are met; provided, however, that the aggregate value of the cash and shares awarded may not exceed the maximum $2,600,000 and $650,000 for Mr. Dillon and Mr. Laird, respectively, in fiscal 2008). The maximum is the largest amount that could have been earned for fiscal 2008 upon the satisfaction of all of the performance goals specified in the participation agreement. Because the amount of the award varies based upon the extent of satisfaction of the performance goals, there is no specified target amount. Each of Mr. Dillon and Mr. Laird earned less than the maximum amount available to him under the annual incentive plan for 2008.

(3)	The cash portion of the award earned by Messrs. Dillon and Laird under the annual incentive plan for 2008 is identified in the “Summary Compensation Table” and in the above table in the “Non-Equity Incentive Plan” column.

(4)	The value of shares awarded under the annual incentive plan for 2008 is determined based on the closing price of the shares on the day of payment. The shares awarded to Messrs. Dillon and Laird were awarded under the 2005 Employee and Director Incentive Plan. The stock portion of the award earned by Messrs. Dillon and Laird under the annual incentive plan for 2008 is identified in the “Summary Compensation Table” and in the above table in the “Stock Awards” and “Equity Incentive Plan Awards” column, respectively.

Outstanding Equity Awards at December 31, 2008.  Neither Mr. Dillon nor Mr. Laird had any outstanding equity awards at December 31, 2008.

Option Exercises and Stock Vested.  The following table shows aggregated stock option exercises in 2008 and the related value realized on those exercises for Mr. Dillon and Mr. Laird. The table also sets forth information regarding the vesting during 2008 of stock awards made to Mr. Dillon and Mr. Laird.

	Option Awards		Stock Awards(1)
	Number of Shares
	Acquired on	Value Realized	Number of Shares	Value Realized
Name	Exercise(2)	on Exercise(3)	Acquired on Vesting	on Vesting(4)

Mr. Dillon	3,500	$157,500	25,000	$929,750
Mr. Laird	2,500	$147,650	9,411	$350,000

(1)	Reflects stock awards under the 2005 Employee and Director Equity Incentive Plan to Messrs. Dillon and Laird as partial payment for amounts earned under the 2007 annual incentive plan. These awards were immediately vested on the date of grant, although are restricted from sale for a period of one year. For more information on these awards see the Summary Compensation Table and the Grants of Plan-Based Awards Table above.

(2)	Represents the total number of shares underlying the exercised options.

(3)	The value realized on exercise is the difference between the closing price of the underlying securities on the date of exercise and the exercise price, multiplied by the number of shares acquired.

(4)	The value realized is the number of shares vested, multiplied by the closing price of the shares on the date of vesting.

Pension Plans and Non-Qualified Deferred Compensation.  The Company does not maintain any pension plans or non-qualified deferred compensation programs for executives or employees.

Employment Agreements and Change In Control Benefits.  The Company currently has an employment agreement with Mr. Dillon. A description of the agreement is set forth below. The Company is not a party to any employement agreements with any other employees and it isn’t obligated to provide change in control benefits to any employee other than Mr. Dillon.

Employment Agreement with Mr. Dillon.  In August 2006, the Company entered into an employment agreement with Mr. Dillon, the Company’s President and Chief Executive Officer. This agreement was amended in December 2008 to address newly implemented tax laws relating to deferred compensation, although no other changes were made. The agreement has a current expiration date of January 1, 2011, although it may be extended after such time by mutual agreement with Mr. Dillon. The agreement provides for an annual salary of $360,000, which may be increased by the Board annually, plus participation by Mr. Dillon in the annual incentive plan as well as health insurance, six weeks paid vacation annually and participation in other benefit programs offered to employees. The agreement also restricts Mr. Dillon from competing with the Company during the term of the agreement and for one year following termination of his employment and provides that he will at all times maintain the confidentiality of Company information.

If the Company terminates Mr. Dillon’s employment without cause, he is entitled to the following payments, which are quantified to reflect the amounts he would have received had his employment been terminated at December 31, 2008:

1. his accrued and unpaid base salary and vacation and unreimbursed business expenses as of the date of termination ($0 at December 31, 2008);

2. payments, if any, under benefit plans and programs in effect at the time. The Company currently has no benefit plans that would result in payments upon termination;

3. a single lump sum payment equal to six months base salary at his annual salary rate in effect at the date of termination ($180,000 at December 31, 2008);

4. beginning in the seventh month after the date of termination, six monthly payments of his monthly base salary ($180,000 at December 31, 2008);

5. a pro rata portion of any amounts earned under the annual incentive plan for the year in which the termination occurs ( $2,080,000 at December 31, 2008 because the year was complete); and

6. a lump sum payment equal to the amount, if any, he received under the annual incentive plan for the preceding year ($2,080,000).

Mr. Dillon may terminate his employment for “good reason,” which generally includes reduction of his annual base salary, a reduction in his maximum potential payment under the annual incentive plan to less than 20% of the available bonus pool that is not mutually agreed upon, permanent or consistent assignment to him of duties inconsistent with his position and authority, no longer having him report directly to the Board or a breach by the Company of his employment agreement. If he terminates his employment for good reason, Mr. Dillon is entitled to all of the payments referenced above, except he will not receive a pro rata portion of amounts earned under the annual incentive plan for the year in which termination occurs.

If Mr. Dillon’s employment terminates due to his death or disability, upon the expiration of the employment agreement in accordance with its terms or the Company terminates Mr. Dillon for “cause,” he will be entitled to receive the payments set forth in numbers 1 and 2 above. In the event of his death or disability, he will also receive the payments described in number 5 above. Under the employment agreement, “cause” generally includes material violations of the Company’s employment policies, conviction of crime involving moral turpitude, violations of securities or investment adviser laws, causing the Company to violate a law which may result in penalties exceeding $250,000, materially breaching the employment agreement or fraud, willful misconduct or gross negligence in carrying out his duties.

Mr. Dillon will not receive any payments solely due to a change in control. However, if within 24 months after the occurrence of a change in control Mr. Dillon’s employment is terminated for any reason other than his disability, for cause or by him for good reason, he will be entitled to the following payment from us or our successor:

•	his accrued and unpaid base salary and vacation and unreimbursed business expenses as of the date of termination ($0 at December 31, 2008);

•	payments, if any, under benefit plans and programs in effect at the time. The Company currently has no benefit plans that would result in payments upon termination;

•	a single lump sum payment equal to his annual base salary and incentive plan compensation payable to him for the most recently completed fiscal year ($2,080,000 at December 31, 2008); and

•	a single lump sum payment equal to 12 months of premium payments for coverage for Mr. Dillon and his family under our group health plan ($4,340 at December 31, 2008).

If any payments to Mr. Dillon in connection with a change in control would constitute excess parachute payments under applicable tax laws, the benefits Mr. Dillon will receive will be reduced to an amount equal to $1 less than the amount that would be an excess parachute payment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than ten percent of the Company’s shares, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5. Executive officers, directors and persons who beneficially own more than ten percent of the Company’s securities are required by SEC regulations to furnish copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3, 4 and 5 furnished and a statement by these persons that no other Section 16(a) reports were required to be filed by them, the Company believes that there were no reports filed late or missed during the year ended December 31, 2008.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee for the Year Ended December 31, 2008

The Audit Committee is comprised of three independent directors operating under a written charter adopted by the Board. Annually, the Audit Committee engages the Company’s independent registered public accounting firm. Plante & Moran, PLLC (“Plante & Moran”) served as the independent registered public accounting firm for the year ended December 31, 2008.

Management is responsible for preparation of the Company’s financial statements and for designing and maintaining the Company’s systems of internal controls and financial reporting processes. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted auditing principles and issuing reports on the Company’s financial statements and on management’s assessment of the effectiveness of the Company’s internal controls. The Audit Committee’s responsibility is to provide independent, objective oversight of these processes.

Pursuant to this responsibility, the Audit Committee met with management and Plante & Moran throughout the year. The Audit Committee reviewed the audit plan and scope with Plante & Moran and discussed with them the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee also met with Plante & Moran without management present to discuss the results of their audit work, their evaluation of the Company’s system of internal controls and the quality of the Company’s financial reporting.

In addition, the Audit Committee has discussed with Plante & Moran their independence from the Company and its management, including the matters in written disclosures and letters to the Company from Plante & Moran required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended.

Management has represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2008, were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the audited consolidated financial statements with management and Plante & Moran. Based on the Audit Committee’s discussions with management and Plante & Moran and review of Plante & Moran’s report to the Audit Committee, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC.

Submitted by the Audit Committee of the Board of Directors of the Company:

David P. Lauer, Chairman
Dr. James G. Mathias
Diane D. Reynolds

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Auditor for 2009

The Audit Committee selected Plante & Moran as the Company’s independent registered public accounting firm for the 2008 fiscal year, and has done so again for the 2009 fiscal year. A representative of Plante & Moran is expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as he or she may desire.

Fees of Independent Registered Public Accounting Firms

The following table summarizes fees charged by Plante & Moran for services rendered to the Company during the years ended December 31, 2008 and 2007:

	Year Ended	Year Ended
	12/31/2008	12/31/2007

Audit fees(1)	$61,800	$55,850
Audit-related fees	10,900
Tax fees(2)	10,000	7,450
All other fees(3)	46,000	—

Total Plante & Moran fees	$128,700	$63,300

(1)	Audit fees include professional services rendered for the audit of annual financial statements, reviews of quarterly financial statements, issuance of consents, and assistance with review of other documents filed with the SEC.

(2)	Tax fees include services related to tax compliance, tax advice and tax planning including the preparation of tax returns and assistance with tax audits.

(3)	Other fees include services related to assisting management with calculating the Company’s “earnings and profits” in order to determine the proper tax character of the special $10.00 per share dividend paid during 2008.

It is the Audit Committee’s policy to pre-approve all services of the independent registered public accounting firm and present that approval to the Board. For the years ended December 31, 2008 and 2007, all such services were pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with SEC rules and our Code of Regulations. Should a shareholder wish to have a proposal appear in the Proxy Statement for next year’s annual meeting, under applicable SEC rules, the proposal must be received by the Company’s Secretary on or before December 10, 2009, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. If a shareholder intends to present a proposal at next year’s annual meeting but does not intend to seek the inclusion of such proposal in our Proxy Statement, such proposal must be received by the Company prior to February 23, 2010, or management proxies will be entitled to use discretionary voting authority should such proposal be raised without any discussion of the matter in the Proxy Statement. The Company’s address is 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports, proxy statements, proxy statements combined with a prospectus or any information statements provided to shareholders) to households. This method of delivery, often referred to as “householding,” would generally permit the Company to send a single annual report and a single proxy statement to any household at which two or more different shareholders reside if the Company believes such shareholders share the same address, unless the shareholder(s) have opted out of the householding process. Each shareholder would continue to receive a separate notice of any meeting of shareholders and proxy card. The householding procedure reduces the volume of duplicate information you receive and reduces expenses. The Company has instituted householding. If (i) you wish to receive separate annual reports or proxy statements, either this year or in the future, or (ii) members of your household receive multiple copies of the annual report and proxy statement and you wish to request householding, you may contact the Company’s transfer agent, Continental Stock Transfer & Trust Company at 17 Battery Place, New York, New York 10004, or write to Mr. James Laird at 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215.

In addition, many brokerage firms and other holders of record have instituted householding. If your family has one or more “street name” accounts under which our shares are beneficially owned, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or Annual Report on Form 10-K for the 2008 fiscal year or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

OTHER BUSINESS

The Board knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in accordance with their best judgment.

The prompt completion, execution, and delivery of your proxy card or your submission of voting instructions electronically over the Internet or by telephone will be appreciated. Whether or not you expect to attend the Annual Meeting, please complete and sign the Proxy and return it in the enclosed envelope, or vote your proxy electronically via the Internet or telephonically.

By Order of the Board of Directors

James F. Laird
Secretary

April 9, 2008

Diamond Hill Investment Group, Inc.

VOTE BY INTERNET OR TELEPHONE
QUICK * * * EASY * * * IMMEDIATE
As a stockholder of Diamond Hill Investment Group, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 20, 2009.

Vote Your Proxy on the Internet: Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Vote Your Proxy by mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE
VOTING ELECTRONICALLY OR BY PHONE

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼ PROXY	Please mark your votes like this	☒
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

1.	Proposal to elect the nominees named below as directors for a one year term.	For	Withhold	For all (except Nominee(s) written below):	If you wish to vote electronically, please read the instructions above.

	Nominees: (01) Lawrence E. Baumgartner, (02) R.H. Dillon, (03) David P. Lauer, (04) Dr. James G. Mathias, (05) David R. Meuse (06) Diane D. Reynolds, (07) Donald B. Shakelford.	☐	☐	☐

NOMINEES’ NAME(S) HERE:

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Date	, 2009.

Please sign exactly as your name or names appear hereon. Joint owners should each sign. Executors, administrators, trustees, guardians and others should give their full title. Corporations and partnerships should sign in their full name by their president or another authorized person.

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼
PROXY
Diamond Hill Investment Group, Inc.
325 John H. McConnell Blvd., Suite 200
Columbus, Ohio 43215
This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders, May 21, 2009
     The undersigned hereby appoints R.H. Dillon and James F. Laird and each of them, as proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Diamond Hill Investment Group, Inc. (the “Company”) to be held on May 21, 2009, or any adjournment thereof, and to vote all shares of common stock, without par value, of the Company (the “Shares”) which the undersigned is entitled to vote at such Annual Meeting or at any adjournment thereof as set forth on the reverse side.
     This Proxy when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no directive is made, the Shares represented by this Proxy will be voted “FOR” the election of the named nominees for directors. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the Shares represented by this Proxy will be voted in the discretion of the proxies on such other matters as the directors may recommend.
     The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders dated April 9, 2009, the Proxy Statement furnished therewith, and the Company’s Form 10-K for the year ended December 31, 2008. Any proxy heretofore given to vote the Shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders is hereby revoked.
     Please mark, sign, date and return the Proxy card promptly in the enclosed envelope, unless voting electronically.

See Reverse side	See Reverse side